Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-882-2100

Investor.Services@GMCR.com

FOR IMMEDIATE RELEASE

Green Mountain Coffee Roasters, Inc. Reports Full Year and Fiscal 2011 Fourth Quarter Results

Keurig is Changing the Way North America Brews; Driving 95% Annual Revenue Growth

WATERBURY, Vt. (November 9, 2011) – Green Mountain Coffee Roasters, Inc., (GMCR) (NASDAQ: GMCR), a leader in specialty coffee and coffeemakers, today announced its full year and fiscal 2011 fourth quarter results for the thirteen and fifty-two weeks ended September 24, 2011.

Performance Highlights

Fiscal 2011

•	Net sales of $2,650.9 million, up 95% over fiscal 2010

•	GAAP EPS of $1.31 increases 126% over fiscal 2010; non-GAAP EPS of $1.64 increases 113% over a year ago

•	GAAP operating income of $368.9 million increases 166% over fiscal 2010; non-GAAP operating income of $428.7 million improves 148% over a year ago

•	GAAP net income of $199.5 million increases 151% over 2010; non-GAAP net income of $248.9 million up 135% over 2010

Fourth Quarter Fiscal 2011

•	Net sales of $711.9 million, up 91% over the same period in fiscal 2010

•	GAAP EPS of $0.47 increases 135% over fourth quarter fiscal 2010; non-GAAP EPS of $0.47 increases 96% over the year ago quarter

•	GAAP operating income of $106.7 million increases 156% over fourth quarter fiscal 2010; non-GAAP operating income of $119.1 million improves 128% over the year ago quarter

•	GAAP net income of $75.4 million increases 179% over Q4’10; non-GAAP net income of $75.3 million increases 126% over Q4’10

“With 95% annual revenue growth over last year the business continues to demonstrate extraordinary momentum as a result of broad consumer adoption of the Keurig® Single Cup Brewing system,” said Lawrence J. Blanford, president and CEO of GMCR. “We are seeing continued evidence of strong consumer demand for both brewers and portion packs from our customers and from third party sources that track consumer purchases such as NPD Group and SymphonyIRI Group, Inc. For instance, NPD reports Keurig® Single Cup Brewer unit sales increased 56% in our fiscal 2011 fourth quarter from the same period last year. As an indication of what we believe will be strong holiday consumer demand, for the month of September alone, NPD reports Keurig brewer unit sales are up 73% from the same month in 2010.”

“Our fiscal fourth quarter revenue growth of 91% was strong. This was off of our estimates as a result of a number of factors including changes in wholesale customer ordering patterns in our grocery and club channels despite steady consumer point-of-sale demand in those channels,” continued Blanford.

GMCR Reports Fourth Quarter and Full Year 2011 Results	Page 2 of 7

Blanford concluded, “While like most consumer products companies we are watchful of broader consumer sentiment going into the holidays, we remain confident in the Company’s growth potential and comfortable reiterating our estimate for fiscal year 2012 non-GAAP earnings per diluted share in a range of $2.55 to $2.65.”

Fiscal 2011 Financial Review

Net Sales (in millions)

	2011	2010	$ Increase (decrease)	% Increase (decrease)
K-Cup® Portion Packs	$1,704.0	$834.4	$869.6	104%
Brewers and Accessories	524.7	330.8	193.9	59%
Other Products	414.0	169.6	244.4	144%
Royalties	8.2	22.0	(13.8)	(63)%

Total Net Sales	$2,650.9	$1,356.8	$1,294.1	95%

•

Approximately 84% of consolidated net sales in fiscal 2011 were from the Keurig® Single Cup Brewing system and its recurring portion pack sales, including Keurig-related accessory sales, with the remainder of total sales consisting primarily of sales of bagged coffee and revenue from the office coffee services business.

-

The increase in K-Cup® portion pack net sales is driven by a 76 percentage point increase in K-Cup® portion pack sales volume, an 18 percentage point increase in K-Cup® portion pack net price realization due to price increases implemented during fiscal 2011 to offset higher green coffee and other input costs, and a 10 percentage point increase in K-Cup® portion pack net sales due to the acquisition of Van Houtte.

-

Supporting continued growth in portion pack demand, GMCR sold 5.9 million Keurig® Single Cup Brewers during fiscal 2011. This brewer shipment number does not account for consumer returns to retailers. We estimate that GMCR brewer shipments represented approximately 91% of total brewers shipped with Keurig technology in the year.

-	Royalty revenue declined from 2010 due to the acquisitions of Timothy’s, Diedrich and Van Houtte, all of which previously paid royalties to GMCR as third party licensed roasters.

•	Revenue from the Canadian business unit segment, which includes the acquisition of Van Houtte completed on December 17, 2010, contributed approximately $321.4 million to net sales for the year.

•	Gross profit for fiscal 2011 was $904.6 million, or 34.1% of net sales as compared to $425.8 million, or 31.4% of net sales, in fiscal 2010.

-	The impact of price increases on K-Cup® portion packs during fiscal 2011 improved gross margin by approximately 400 basis points.

-

The benefit from the K-Cup® portion pack price increases was offset by higher green coffee costs in fiscal 2011 as compared to fiscal 2010, which decreased the Company’s gross margin by approximately 330 basis points.

-	Gross margin also increased due to a shift in the Company’s sales mix.

•	Net sales from Keurig® Single Cup Brewers and related accessories were lower as a percentage of total Company net sales in fiscal 2011 as compared to fiscal 2010.

•

The Company sells the majority of Keurig® Single Cup Brewers approximately at cost, or sometimes at a loss when factoring in the incremental costs related to sales, including fulfillment charges, returns and warranty expense.

GMCR Reports Fourth Quarter and Full Year 2011 Results	Page 3 of 7

•	In fiscal 2011, the decrease in Keurig® Single Cup Brewer and accessories net sales as a percentage of total net sales improved the Company’s gross margin by approximately 230 basis points.

•

The Company’s effective income tax rate was 33.6% for fiscal 2011 compared to a 40.3% effective tax rate for fiscal 2010. The difference is primarily attributable to the release of valuation allowances related to a $17.7 million capital loss carryforward and a $5.4 million net operating loss carryforward in the fourth quarter of fiscal 2011. In addition, in fiscal 2011 as compared to fiscal 2010, the Company had a larger percentage of foreign-based sales in Canada which has a lower corporate tax rate.

•

Diluted weighted average shares outstanding increased 10% to 152.1 million in fiscal 2011 from 137.8 million in fiscal 2010 primarily due to the issuance of approximately 8.6 million shares of common stock to Luigi Lavazza S.p.A (“Lavazza”) on September 28, 2010 and approximately 10.1 million shares on May 11, 2011 from a public offering and concurrent private placement to Lavazza pursuant to its preemptive rights. The initial Lavazza sale raised $250.0 million and the May offering raised approximately $688.9 million after deducting underwriting discounts and commissions and offering expenses.

•

The Company allocates at least 5% of its pre-tax profits to social and environmental programs. GMCR estimates that total resources allocated to social and environmental programs totaled approximately $15.2 million for fiscal 2011.

Balance Sheet Highlights

•

Accounts receivable increased 80% year-over-year to $310.3 at September 24, 2011, from $172.2 million at September 25, 2010, reflecting continuing sales growth and the addition of Van Houtte-related accounts receivables.

•

Inventories were $672.2 million at September 24, 2011 including $52.0 million of Van Houtte-related inventories. This compares to $262.5 million at September 25, 2010. The year-over-year increase is comprised of:

-	a $136.5 million, or 295%, increase in raw materials most notably from an increase in green coffee volume and 65% average green coffee cost increase;

-

a $273.3 million, or 126%, increase in finished goods inventory with approximately half of the increase due to K-Cup® portion packs on hand and the other half due to Keurig® Single Cup Brewers and accessories on hand.

•	Debt outstanding increased to $582.6 million at September 24, 2011 from $354.5 million at September 25, 2010 as a result of an increase in the long-term revolver.

•

On October 3, 2011, the Company completed the sale of the Filterfresh U.S.-based coffee services business portion of its Van Houtte acquisition to ARAMARK Refreshment Services, LLC for an aggregate cash purchase price of approximately $145.0 million. As of September 24, 2011, the business was classified as “assets held for sale” in the Company’s financial statements.

Capital Expenditures+

Following is a summary of the Company’s 2011 and 2010 capital expenditures (in millions):

GMCR Reports Fourth Quarter and Full Year 2011 Results	Page 4 of 7

Description	2011	2010
K-Cup® Portion Pack Packaging	$138.9	$63.1
Next Generation Portion Pack Packaging	$32.6	$8.0
Coffee Processing (primarily roasting & grinding equipment)	$27.6	$13.0
Manufacturing Facilities & Infrastructure	$62.0	$27.6
Information Systems Technology	$25.4	$21.0
Other	$3.8	$1.3

	$290.3	$134.0

+ Note: Capital expenditures do not include capital acquired in the Timothy’s, Diedrich or Van Houtte acquisitions.

Fiscal 2011 Fourth Quarter Financial Review

Net Sales (in millions)

	Q4 2011	Q4 2010	$ Increase (decrease)	% Increase (decrease)
K-Cup® Portion Packs	$475.5	$249.5	$226.0	91%
Brewers and Accessories	115.1	82.2	32.9	40%
Other Products	120.3	38.5	81.8	212%
Royalties	1.0	2.9	(1.9)	(66)%

Total Net Sales	$711.9	$373.1	$338.8	91%

•

Approximately 83% of consolidated net sales in the fourth quarter were from the Keurig® Single Cup Brewing system and its recurring portion pack sales, including Keurig-related accessory sales, with the remainder of total sales consisting primarily of sales of bagged coffee and revenue from the office coffee services business.

-

The increase in K-Cup® portion pack net sales is driven by a 52 percentage point increase in K-Cup® portion pack sales volume, a 29 percentage point increase in K-Cup® portion pack net price realization due to price increases implemented during fiscal 2011 to offset higher green coffee and other input costs, and a 10 percentage point increase in K-Cup® portion pack net sales due to the acquisition of Van Houtte.

-

GMCR sold 1.3 million Keurig® Single Cup Brewers during the fourth quarter of fiscal 2011. This brewer shipment number does not account for consumer returns to retailers. We estimate that GMCR brewer shipments represented approximately 92% of total brewers shipped with Keurig technology in the period.

-	Royalty revenue declined from the fourth quarter of 2010 due to the acquisition of Van Houtte, which previously paid royalties to GMCR as a third party licensed roaster.

•

Revenue from the Canadian business unit segment, which includes the acquisition of Van Houtte completed on December 17, 2010, contributed approximately $100.4 million to net sales in the fourth quarter of fiscal 2011.

•	Fourth quarter fiscal 2011 gross margin was 35.7% of total net sales compared to 30.4% for the corresponding quarter in fiscal 2010. The elements of the gross margin improvement are primarily:

-	The impact of price increases on K-Cup® portion packs during the fourth quarter of fiscal 2011 improved gross margin by approximately 710 basis points.

GMCR Reports Fourth Quarter and Full Year 2011 Results	Page 5 of 7

-

The benefit from the K-Cup® portion pack price increases was offset by higher green coffee costs in the fourth quarter of fiscal 2011 as compared to the prior year quarter, which decreased the Company’s gross margin by approximately 860 basis points.

-	Gross margin also increased due to a shift in the Company’s sales mix.

o

Net sales from Keurig® Single Cup Brewers and related accessories were lower as a percentage of total Company net sales in the fourth quarter of fiscal 2011 as compared to the fourth quarter of fiscal 2010.

o

The Company sells the majority of Keurig® Single Cup Brewers approximately at cost, or sometimes at a loss when factoring in the incremental costs related to sales, including fulfillment charges, returns and warranty expenses.

o

In the fourth quarter of fiscal 2011, the decrease in Keurig® Single Cup Brewer and accessories net sales as a percentage of total net sales improved the Company’s gross margin by approximately 250 basis points over the fourth quarter of fiscal 2010.

•

The Company’s effective income tax rate was 23.7% for the fourth quarter of fiscal 2011 compared to a 32.0% effective tax rate for the fourth quarter of fiscal 2010. The difference is primarily attributable to the release of valuation allowances related to a $17.7 million capital loss carryforward and a $5.4 million net operating loss carryforward in the fourth quarter of fiscal 2011. In addition, in the fourth quarter of fiscal 2011 as compared to the fourth quarter of fiscal 2010, the Company had a larger percentage of foreign-based sales in Canada, which has a lower corporate tax rate.

•

Diluted weighted average shares outstanding increased 15% to 159.2 million in the fourth quarter of fiscal 2011 from 138.3 million in the fourth quarter of fiscal 2010 primarily due to the issuance of approximately 8.6 million shares of common stock to Luigi Lavazza S.p.A (“Lavazza”) on September 28, 2010 and approximately 10.1 million shares on May 11, 2011 from a public offering and concurrent private placement to Lavazza pursuant to its preemptive rights.

Business Outlook and Other Forward-Looking Information

Company Estimates for First Quarter Fiscal Year 2012

The Company is providing initial estimates for its first quarter of fiscal 2012:

•	Fiscal first quarter consolidated net sales growth of 85% to 90%.

•

Fiscal first quarter fully diluted non-GAAP earnings per share in the range of $0.35 to $0.40 per share excluding any acquisition-related transaction expenses; legal and accounting expenses related to the SEC inquiry and the Company’s pending litigation; amortization of identifiable intangibles related to the Company’s acquisitions; and any gain from sale of the Filterfresh U.S.-based coffee services business.

Company Estimates for Fiscal Year 2012

The Company provided the following estimates for its fiscal year 2012:

•	Total consolidated net sales growth of 60% to 65% from fiscal 2011.

•

Fiscal 2012 non-GAAP earnings per diluted share in a range of $2.55 to $2.65 per diluted share, excluding any acquisition-related transaction expenses; legal and accounting expenses related to the SEC inquiry and the Company’s pending litigation; amortization of identifiable intangibles related to the Company’s acquisitions; and any gain from sale of the Filterfresh U.S.-based coffee services business.

•	For fiscal 2012, we currently expect to invest between $630.0 million to $700.0 million in capital expenditures to support the Company’s future growth. We expect approximately $225.0 million will be

GMCR Reports Fourth Quarter and Full Year 2011 Results	Page 6 of 7

spent to increase our portion pack packaging capacity related to our current Keurig® Single Cup Brewing platform, approximately $100.0 million will be spent for portion pack packaging capacity related to our next-generation Keurig® Single Cup Brewing platform, approximately $175.0 million will be spent to expand our physical plants, research and development facilities and office space, approximately $100.0 million will be spent for coffee processing equipment, and approximately $65.0 million will be spent for information technology infrastructure and systems.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP operating results that exclude certain charges or credits such as transaction expenses related to the Company’s acquisitions including the foreign exchange impact of hedging the risk associated with the Canadian dollar purchase price of the Van Houtte acquisition; any gain from sale of the Fitlerfresh U.S.-based coffee services business; legal and accounting expenses related to the SEC inquiry and pending litigation; non-cash related items such as amortization of identifiable intangibles and losses incurred on the extinguishment of debt; and the effect of net operating and capital loss carryforwards, each of which include adjustments to show the tax impact of excluding these items. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with transparency by helping illustrate the underlying financial and business trends relating to the Company’s results of operations and financial condition and comparability between current and prior periods. Management uses the measures to establish and monitor budgets and operational goals and to evaluate the performance of the Company. Please see the “GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations” tables that accompany this document for a full reconciliation the Company’s GAAP to non-GAAP results.

Conference Call and Webcast

Green Mountain Coffee Roasters, Inc. will be discussing these financial results with analysts and investors in a conference call and live webcast available via the Internet at 5:00 p.m. ET today, November 9, 2011. Management’s prepared remarks on its quarterly results will be provided via a Current Report on Form 8-K and also posted under the events link in the Investor Relations section of the Company’s website at www.GMCR.com. As a result, the conference call will include only brief remarks by management followed by a question and answer session. The call along with accompanying slides is accessible via live webcast from the events link in the Investor Relations portion of the Company’s website at http://investor.gmcr.com/events.cfm. The Company archives the latest conference call for a period of time. A replay of the conference call also will be available by telephone at (719) 457-0820, Passcode 7944796 from 9:00 p.m. ET on November 9, 2011 through 9:00 p.m. ET on Sunday, November 13, 2011.

About Green Mountain Coffee Roasters, Inc.

As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative Keurig® Single Cup brewing technology, and socially responsible business practices. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in sustainably-grown coffee, and donating at least five percent of its pre-tax profits to social and environmental projects.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,”

GMCR Reports Fourth Quarter and Full Year 2011 Results	Page 7 of 7

“potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating the Company’s acquisitions, the Company’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, the Company’s ability to continue to grow and build profits in the At Home and Away from Home businesses, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the extent to which the data security of the Company’s websites may be compromised, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, the impact of the inquiry initiated by the SEC and any related litigation or additional governmental investigative or enforcement proceedings, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

GMCR-C

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Operations

(Dollars in thousands except per share data)

	Thirteen weeks ended September 24, 2011	Thirteen weeks ended September 25, 2010	Fifty-two weeks ended September 24, 2011	Fifty-two weeks ended September 25, 2010
Net sales	$711,883	$373,087	$2,650,899	$1,356,775
Cost of sales	457,793	259,641	1,746,274	931,017

Gross profit	254,090	113,446	904,625	425,758

Selling and operating expenses	95,150	44,105	348,696	186,418
General and administrative expenses	52,228	27,665	187,016	100,568

Operating income	106,712	41,676	368,913	138,772

Other income (expense), net	(285)	(52)	648	85
Gain (loss) on financial instruments, net	5,574	—	(6,245)	(354)
Loss on foreign currency, net	(7,555)	—	(2,912)	—
Interest expense	(5,097)	(1,918)	(57,657)	(5,294)

Income before income taxes	99,349	39,706	302,747	133,209

Income tax expense	(23,528)	(12,715)	(101,699)	(53,703)

Net Income	$75,821	$26,991	$201,048	$79,506

Net income attributable to noncontrolling interests	452	—	1,547	—

Net income attributable to GMCR	$75,369	$26,991	$199,501	$79,506

Basic income per share:
Basic weighted average shares outstanding	153,837,445	132,210,938	146,214,860	131,529,412
Net income per common share - basic	$0.49	$0.20	$1.36	$0.60

Diluted income per share:
Diluted weighted average shares outstanding	159,207,852	138,256,219	152,142,434	137,834,123
Net income per common share - diluted	$0.47	$0.20	$1.31	$0.58

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Balance Sheets

(Dollars in thousands)

	September 24, 2011	September 25, 2010
Assets
Current assets:
Cash and cash equivalents	$12,989	$4,401
Restricted cash and cash equivalents	27,523	355
Receivables, less uncollectible accounts and return allowances of $21,407 and $14,056 at September 24, 2011 and September 25, 2010, respectively	310,321	172,200
Inventories	672,248	262,478
Income taxes receivable	18,258	5,350
Other current assets	28,072	23,488
Deferred income taxes, net	36,231	26,997
Current assets held for sale	25,885	—

Total current assets	1,131,527	495,269

Fixed assets, net	579,219	258,923
Intangibles, net	529,494	220,005
Goodwill	789,305	386,416
Other long-term assets	47,759	9,961
Long-term assets held for sale	120,583	—

Total assets	$3,197,887	$1,370,574

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$6,669	$19,009
Accounts payable	265,511	139,220
Accrued compensation costs	43,260	24,236
Accrued expenses	92,120	49,279
Income tax payable	9,617	1,934
Deferred income taxes, net	243	—
Other current liabilities	34,613	4,377
Current liabilities related to assets held for sale	19,341	—

Total current liabilities	471,374	238,055

Long-term debt	575,969	335,504
Deferred income taxes, net	189,637	92,579
Other long-term liabilities	27,184	5,191
Long-term liabilities related to assets held for sale	474	—

Commitments and contingencies

Redeemable noncontrolling interests	21,034	—

Stockholders’ equity:
Preferred stock, $0.10 par value: Authorized - 1,000,000 shares; No shares issued or outstanding	—	—
Common stock, $0.10 par value: Authorized - 200,000,000 shares; Issued and outstanding - 154,466,463 and 132,823,585 shares at September 24, 2011 and September 25, 2010, respectively	15,447	13,282
Additional paid-in capital	1,499,616	473,749
Retained earnings	411,727	213,844
Accumulated other comprehensive loss	(14,575)	(1,630)

Total stockholders’ equity	$1,912,215	$699,245

Total liabilities and stockholders’ equity	$3,197,887	$1,370,574

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Cash Flows

(Dollars in thousands)

	Fifty-two weeks ended September 24, 2011	Fifty-two weeks ended September 25, 2010
Cash flows from operating activities:
Net income	$201,048	$79,506
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	72,297	29,484
Amortization of intangibles	41,339	14,973
Amortization deferred financing fees	6,158	862
Loss on extinguishment of debt	19,732	—
Unrealized loss of foreign currency	1,041	—
Loss on disposal of fixed assets	884	573
Provision for doubtful accounts	2,584	610
Provision for sales returns	64,457	40,139
Unrealized (gain) loss on financial instruments, net	3,292	(188)
Tax expense from exercise of non-qualified options and disqualified dispositions of incentive stock options	(6,142)	(713)
Excess tax benefits from equity-based compensation plans	(67,813)	(14,590)
Deferred income taxes	(8,828)	(6,931)
Deferred compensation and stock compensation	10,575	8,110
Contributions to the ESOP	—	1,376
Changes in assets and liabilities, net of effects of acquisition:
Receivables	(157,329)	(102,297)
Inventories	(375,709)	(116,653)
Income tax receivable, net	63,487	10,065
Other current assets	(715)	(10,692)
Other long-term assets, net	(11,454)	(5,349)
Accounts payable	106,202	41,007
Accrued compensation costs	2,233	(1,830)
Accrued expenses	25,600	23,405
Other current liabilities	(3,118)	1,645
Other long-term liabilities	10,964	5,191

Net cash provided by (used in) operating activities	785	(2,297)

Cash flows from investing activities:
Change in restricted cash	2,074	(75)
Proceeds from sale of short-term investments	—	50,000
Proceeds from notes receivable	499	1,788
Acquisition of Timothy’s Coffee of the World Inc.	—	(154,208)
Acquisition of Diedrich Coffee, Inc., net of cash acquired	—	(305,261)
Acquisition of LJVH Holdings, Inc. (Van Houtte), net of cash acquired	(907,835)	—
Purchases of short-term investments	—	—
Capital expenditures for fixed assets	(283,444)	(126,205)
Proceeds from disposal of fixed assets	1,192	526
Other investing activities	(158)	—

Net cash used in investing activities	(1,187,672)	(533,435)

Cash flows from financing activities:
Net change in revolving line of credit	333,835	145,000
Proceeds from issuance of common stock under compensation plans	17,328	8,788
Proceeds from issuance of common stock for private placement	291,096	—
Proceeds from issuance of common stock for public equity offering	673,048	—
Financing costs in connection with public equity offering	(25,685)	—
Cash distributions to redeemable noncontrolling interests shareholders	(1,063)	—
Excess tax benefits from equity-based compensation plans	67,813	14,590
Capital lease obligations	(8)	(217)
Proceeds from borrowings of long-term debt	796,375	140,000
Deferred financing fees	(46,009)	(1,339)
Repayment of long-term debt	(906,885)	(8,500)

Net cash provided by financing activities	1,199,845	298,322

Change in cash balances included in short-term assets held for sale	(5,160)	—

Effect of exchange rate changes on cash and cash equivalents	790	—

Net increase (decrease) in cash and cash equivalents	8,588	(237,410)
Cash and cash equivalents at beginning of period	4,401	241,811

Cash and cash equivalents at end of period	$12,989	$4,401

Supplemental disclosures of cash flow information:
Cash paid for interest	$33,452	$6,486
Cash paid for income taxes	$58,182	$42,313
Fixed asset purchases included in accounts payable and not disbursed at the end of each year	$25,737	$20,261

Noncash investing activity:
Liabilities assumed in conjunction with acquisitions	$—	$1,533

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended September 24, 2011	Thirteen weeks ended September 25, 2010
Operating income	$106,712	$41,676
Acquisition-related expenses (1)	—	5,017
Expenses related to SEC inquiry and pending litigation (2)	675	—
Amortization of identifiable intangibles (3)	11,752	5,476

Non-GAAP operating income	$119,139	$52,169

	Thirteen weeks ended September 24, 2011	Thirteen weeks ended September 25, 2010
Net income attributable to GMCR	$75,369	$26,991
After tax:
Acquisition-related expenses (1)	—	2,884
Expenses related to SEC inquiry and pending litigation (2)	453	—
Amortization of identifiable intangibles (3)	7,829	3,437
Net operating and capital loss carryforwards (4)	(8,376)	—

Non-GAAP net income	$75,275	$33,312

	Thirteen weeks ended September 24, 2011	Thirteen weeks ended September 25, 2010
Diluted income per share	$0.47	$0.20
After tax:
Acquisition-related expenses (1)	$—	$0.02
Expenses related to SEC inquiry and pending litigation (2)	$—	$—
Amortization of identifiable intangibles (3)	$0.05	$0.02
Net operating and capital loss carryforwards (4)	$(0.05)	$—

Non-GAAP net income per share	$0.47	$0.24

(1)	Represents direct acquisition-related expenses classified as general and administrative expense.
(2)	Represents legal and accounting expenses related to the SEC inquiry and pending litigation classified as general and administrative expense.
(3)	Represents the amortization of intangibles related to the Company’s acquisitions classified as general and administrative expense.
(4)	Represents the release of the valuation allowance against federal capital loss carryforwards which represents the estimate of the tax benefit for the amount of capital losses that will be utilized in the first quarter of fiscal 2012 on capital gains generated on the sale of Filterfresh and the utilization in fiscal 2011 of net operating loss carryforwards generated from the Filterfresh acquisition.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Fifty-two weeks ended September 24, 2011	Fifty-two weeks ended September 25, 2010
Operating income	$368,913	$138,772
Acquisition-related expenses (1)	10,573	18,906
Expenses related to SEC inquiry and pending litigation (2)	7,868	—
Amortization of identifiable intangibles (3)	41,339	14,973

Non-GAAP operating income	$428,693	$172,651

	Fifty-two weeks ended September 24, 2011	Fifty-two weeks ended September 25, 2010
Net income attributable to GMCR	$199,501	$79,506
After tax:
Acquisition-related expenses (6)	14,524	16,773
Expenses related to SEC inquiry and pending litigation (2)	4,895	—
Amortization of identifiable intangibles (3)	27,343	9,527
Loss on extinguishment of debt (4)	11,027	—
Net operating and capital loss carryforwards (5)	(8,376)	—

Non-GAAP net income	$248,914	$105,806

	Fifty-two weeks ended September 24, 2011	Fifty-two weeks ended September 25, 2010
Diluted income per share	$1.31	$0.58
After tax:
Acquisition-related expenses (6)	$0.10	$0.12
Expenses related to SEC inquiry and pending litigation (2)	$0.03	$—
Amortization of identifiable intangibles (3)	$0.18	$0.07
Loss on extinguishment of debt (4)	$0.07	$—
Net operating and capital loss carryforwards (5)	$(0.06)	$—

Non-GAAP net income per share	$1.64 *	$0.77

* Does not add due to rounding.
(1)	Represents direct acquisition-related expenses classified as general and administrative expense.
(2)	Represents legal and accounting expenses related to the SEC inquiry and pending litigation classified as general and administrative expense.
(3)	Represents the amortization of intangibles related to the Company’s acquisitions classified as general and administrative expense.
(4)	Represents the write-off of debt issuance costs and original issue discount, net of tax, primarily associated with the extinguishment of the Term B loan under the Credit Agreement.
(5)	Represents the release of the valuation allowance against federal capital loss carryforwards which represents the estimate of the tax benefit for the amount of capital losses that will be utilized in the first quarter of fiscal 2012 on capital gains generated on the sale of Filterfresh and the utilization in fiscal 2011 of net operating loss carryforwards generated from the Filterfresh acquisition.
(6)	The 2011 fiscal year reflects direct acquisition-related expenses of $10.6 million ($8.9 million after-tax); the write-off of deferred financing expenses of $2.6 million ($1.6 million after-tax) on our Former Credit Facility in conjunction with the new financing secured for the Van Houtte acquisition; and the foreign exchange impact of hedging the risk associated with the Canadian dollar purchase price of the Van Houtte acquisition of $5.3 million ($4.0 million after-tax). The 2010 fiscal year represents direct acquisition-related expenses of $18.9 million ($16.8 million after-tax). Direct acquisition-related expenses incurred prior to the closing of the acquisition are tax affected. Generally, upon the close of the acquisition, the direct acquisition-related expenses are nondeductible.